EXHIBIT 10.33
                              LETTER OF ENGAGEMENT
                             AND WORK AUTHORIZATION









May 6, 2002






Mr. Lawrence Olson
Chairman, President and CEO
AZCO MINING, INC.
7239 N. El MIRAGE ROAD
GLENDALE, AZ 85307




Dear Mr. Olson:

       This letter (the "Agreement") confirms the terms and conditions of the engagement of Investor Relations International ("IRl"), by Azco Mining, Inc. (the "Company") to render certain investor relations and financial communication services to the Company which are referred to herein.

       1. SERVICES. IRI agrees to perform investor relations services (also referred to as the "Program") for the Company which are ordinarily and customarily performed by an investor relations firm on behalf of a corporate client. These services include, but are not limited to, (a) review of the financial and non-financial portions of quarterly and annual reports sent to security holders by the Company, exclusive of any current, quarterly or annual reports filed with U.S. Securities and Exchange Commission and/or other regulatory agencies; (b) drafting and distribution of financial and general press releases; (c) drafting and distribution of collateral material to the Company's shareholders and the investing public; (d) the introduction of the Company to the private and professional investment community, including, but not limited to private investors, independent money managers, buy and sell-side analysts, and brokerage houses; (e) the development of financial media articles regarding the Company; (f) ensuring that the investor relations section of the Company's web site is updated on a regular basis; and (g) overall consulting relating to the Company's investor relations activities.


       2. NON-EXCLUSIVE RELATIONSHIP; NO GUARANTEE. Commencing on May 7, 2002 (the "Commencement Date"), IRI will act as a non-exclusive agent of the Company and shall use its best efforts in the performance of its services described above. Nothing in this Agreement shall be construed as limiting IRI's right to represent other clients, except that IRI agrees not to represent any other person or entity which is in direct competition with the Company unless IRI first obtains the Company's written consent, which shall not be unreasonably withheld.

       3. FEES. The Company shall pay to IRI for its services a standard fee of $8,000 per month. The initial monthly payment shall be due upon execution of this Agreement; thereafter, the standard fee shall be due and payable within 5 business days upon receipt of invoice. In addition, if IRI is assigned the additional responsibility for seeking new financing arrangements for the Company, and if IRI is successful in that effort, the Company agrees to pay IRI a special finder's fee, upon closing for the financing, equal to the following formula:

       - 5% for the first $1 million in proceeds;
       - 4% for the next $1 million;
       - 3% for the next $1 million;
       - 2% for the next $1 million;
       - 1% of each additional $1 million.

For example, based on the above finder's fee formula, a $2 million financing would require a fee of $90,000 - in other words, 5% of the first $1 million ($50,000) and 4% of the second $1 million ($40,000).



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       4. EXPENSES. In addition to any fees that may be payable hereunder, the
Company agrees to reimburse IRI for all reasonable out of pocket expenses incurred by it in the performance of services on behalf of the Company. Such out of pocket expenses shall include, but are not limited to, costs of long-distance telephone charges, facsimile services, mileage/travel, messenger services, printing, copying, postage, and other such ancillary services. However, it is understood by IRI that any single expense in excess of $500.00 will be approved, in advance by the Company in writing. Any disputed expense must be made known to IRI in writing within 30 days of receipt. Out of pocket expenses will be billed on or about the fifteenth of each month and will be due and payable with 10 days of receipt.

To offset these advances in its behalf, the Company would agree to place the sum of $5,000 on deposit with IRI at the outset of the Program. This sum will remain with I RI credited to the Company against expenses incurred, on a permanent basis, throughout the Program and is fully refundable should the Company terminate the Program. Meanwhile, after the end of each month, IRI will invoice the Company for reimbursement of the specific itemized amounts of out-of-pocket expenses incurred during that month.

       5.    EQUITY PARTICIPATION.
             ---------------------

             (a) WARRANT. As an inducement for IRI to enter into this Agreement, the Company agrees to grant to IRI or its successor or designatee within 5 business days of the date of this Agreement a warrant (the "Warrant') to purchase 50,000 shares of THE Company's common stock (the "Shares") at an exercise price of $2.50 per share. Such number of shares of common stock and the related exercise price shall be subject to customary protection adjustment provisions for IRI. The Warrant shall be immediately exercisable in whole or in part and shall expire on April 6, 2007. Termination of IRI's engagement hereunder shall not effect the Warrant or the provisions of this Section 5 which shall survive such termination. The Company shall include the Shares with any of the Company's securities it determines to register for its own account at any time, subject only, in an underwritten public offering, to such customary limitations which such underwriter may impose based upon its determination that marketing factors require a limitation on the number of shares to be underwritten (the "Piggy Back Rights"). The Piggy Back Rights shall not apply from time to time, if, at the time such holder desires to sell any of the Shares, the holder of the Shares (together with its affiliates) is able to sell all such Shares remaining pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. The Piggy Back Rights shall continue until all the Shares are registered and sold.

             (b) NET ISSUE EXERCISE. In lieu of exercising this Warrant, IRI may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together WITH notice of such election, in which event the Company shall issue to IRI a number of Shares computed using the following formula:


                    X=Y(A-B)
                    --------
                       A

             Where     X =   the number of the Shares to be issued to the
                             Holder.

                       Y = the number of the Shares purchasable under this Warrant.

                       A = the fair market value of one Share on the date of determination.

                       B = the per share Exercise Price (as adjusted to the date of such calculation).


       6. TERM AND TERMINATION OF THE ENGAGEMENT. IRI's engagement hereunder may be terminated by either the Company or IRI upon 30 day written notice; PROVIDED FURTHER, HOWEVER, that IRI will be entitled to (i) its pro-rata fee for month after May 2002, and (ii) the number of Shares granted to IRI on a pro-rata basis as specified in Section 5 of this Agreement, if terminated during or after the month of May 2002; and PROVIDED further, that the provisions of this Section 6 and Sections 4, 5 and 7 hereof shall survive such termination. Additionally, following the twelfth full month of Program activities, the Company shall hold a performance evaluation to determine IRI's going forward involvement with the Company.

       7.    INDEMNITY
             ---------

             (a) INDEMNIFICATION BY THE COMPANY. In connection with IRI's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, the Company agrees that it will indemnify, hold harmless and defend IRI and its affiliates, any director, officer, agent or employee of IRI or any of its affiliates and each other person, if any, controlling IRI or any of its affiliates and each of their successors against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Loss"), (i) related to, arising out of or result from (A) oral or written information provided by the Company, the Company's employees or the Company's other agents, for use by IRI in connection with IRI's performance of services under this Agreement; (B) actions, at the Company's request or consent, that are undertaken by IN which lead to a Loss, or (C) any breach of, or failure by the Company to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of the Company in this Agreement or (ii) otherwise related to or arising out of the engagement of IRI pursuant to this Agreement or any transaction or conduct in connection therewith except that this clause (ii) and clause (i) (B) relating to actions by IRI, shall not apply with respect to any Losses that are finally judicially determined to have resulted primarily from IRI's bad faith or gross negligence.

             (b) INDEMNIFICATION BY IRI. In connection with IRI's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, I RI agrees that it will indemnify, hold harmless and defend the Company and its affiliates, any director, officer, agent or employee of the Company or any of its affiliates and each other person, if any, controlling the Company or any of its affiliates and each of their successors against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Company Loss"), (i) related to, arising out of or result from
(A) oral or written information provided by IRI, IRI's employees or its other agents, for use by IRI in connection with IRI's performance of services under this Agreement; (B) other action or failure to act by IRI, its employees or its other agents of IRI or (C) any breach of, or failure by IRI to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of IRI in this Agreement or (ii) otherwise related to or arising out of the engagement of IRI pursuant to this Agreement or any transaction or conduct in connection therewith except that this clause (ii) and clause (i)(B) relating to actions by IRI, shall not apply with respect to Company Losses that are finally judicially determined to have resulted primarily from the Company's bad faith or gross negligence.

             (c) NOTICE OF CLAIM. Whenever a party learns of or discovers any matter which may give rise to a claim for indemnification (the "Claim") against a party under this Section 7 (the "Indemnity Obligor"), as the indemnified party (the "Indemnified Party"), shah give notice to the Indemnity Obligor of the Claim. With respect to Claims which are the subject of actions, suits, or proceedings threatened or asserted in writing by any third party (a "Third Party Claim"), the Indemnified Party shall, within 15 days following receipt of such Third Party Claim, promptly notify the Indemnity Obligor in writing of any Claim for recovery, specifying in reasonable detail the nature of the Claim and the amount of the liability estimated to arise therefrom. If the Indemnified Party does not so notify the Indemnity Obligor within 15 days of its discovery of a Third Party Claim, such Claim shall be barred only to the extent that the Indemnity Obligor is prejudiced by such failure to notify. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the Claim asserted.

             (d) DEFENSE. If the facts relating to a Loss or Company Loss arise out of a Third Party Claim, or if there is any claim against a third party available by virtue of the circumstances of the Loss or Company Loss, the Indemnity Obligor shall, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, assume the defense or the prosecution thereof, including the employment of counsel or accountants, reasonably satisfactory to the Indemnified Party, at its cost and expense; PROVIDED, HOWEVER, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss or Company Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless (a) the employment thereof has been specifically authorized by the Indemnity Obligor, (b) such Indemnified Party has been advised by counsel reasonably satisfactory to the Indemnity Obligor that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnity Obligor and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (c) the Indemnity Obligor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party. Whether or not the Indemnity Obligor defends or prosecutes such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trial as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss or Company Loss arising out of a Third Party Claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such indemnified matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. The Indemnity Obligor will take no action in connection with any claim that would adversely affect the Indemnified Party without the consent of the Indemnified Party.

             (e) DURATION OF OBLIGATIONS. The Indemnity Obligor's indemnification obligations under this Agreement shall survive the termination of this Agreement.

       8.    ACKNOWLEDGMENTS AND REPRESENTATIONS.
             -----------------------------------

             (a) The Company recognizes and confirms that in performing its duties pursuant to this Agreement, I RI will be using and relying upon data, material and other information furnished by the Company, its employees and representatives (the "Information"). The Company hereby agrees and represents that all Information furnished to IRI in connection with this Agreement shall be accurate and complete in all material respects at the time furnished, and that if such Information, in whole or part, becomes materially inaccurate, misleading or incomplete during the term of IRI's engagement hereunder, the Company shall so advise IRI in writing and correct any such inaccuracy or omission. IRI assumes no responsibility for the accuracy and completeness of such Information. In rendering its services hereunder, IRI shall be entitled to use and rely upon the Information without independent verification thereof. To the extent consistent with legal requirements, all Information, unless publicly available or otherwise available to IRI without restriction or breach of any confidentiality agreement, will be held by IRI in confidence and will not be disclosed to anyone other than IRI's agents and advisors without the Company's prior written approval or used for any purpose other than those referred to in this Agreement.

             (b) The Company understands and agrees that in furnishing the Company with advice and other services as provided in this Agreement, neither IRI nor any officer, director or agent thereof shall be liable to the Company, its affiliates or its creditors for errors of judgment or anything except bad faith or gross negligence in the performance of its duties under the terms of this Agreement.

             (c) The Company acknowledges that IRI has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of IRI is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against IRI, IRI's affiliates or their respective directors, officers, agents and employees.

             (d) The Company represents and warrants to IRI that it will not cause, or knowingly permit (a) any action to be taken which violates or (b) a failure to act, the effect of which violates, any federal or state securities law.

             (e) IRI represents and warrants to the Company that it will not cause, or knowingly permit (a) any action to be taken which violates or (b) a failure to act, the effect of which violates, any federal or state securities law.

       9. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or fax or mailed by overnight courier or first class certified or registered mail, return receipt requested, postage prepaid and properly addressed as follows:

If to IRI, at Investor Relations International, 15477 Ventura Boulevard, Suite 202, Sherman Oaks, CA 91403, Attention: Haris Tajyar, Managing Partner. If to the Company, at Azco Mining, 7239 N. El Mirage Road, Glendale, AZ 85307,
Attention: Mr. Lawrence Olson, Chairman, President and CEO.

             Any party may change its address for purposes of this provision by giving the other party written notice of the new address in the manner set forth above. Notice will be conclusively deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by overnight courier or on the third day after being sent by first class, registered or certified mail, or if given by fax, when confirmation of transmission is indicated by the sender's fax machine.

       10. ARBITRATION. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be as set forth in Section 11 hereof. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

       11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to the conflicts of laws provisions thereof, and may not be amended or modified except in writing signed by both parties.

       12. SUCCESSORS. This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

       13. SEVERABILITV. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed severable.

       14. AUTHORIZATION. The Company represents and warrants that it has all requisite power and authority, and has received all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

           Please confirm that the foregoing correctly sets forth our Agreement by signing the enclosed letter in the space provided and returning them to us for execution, whereupon we will send you a fully executed original letter which shall constitute a binding Agreement as of the date first above written. We look forward to working with you on this assignment.

                               Very truly yours,

                               Investor Relations International


                               By:
                                  --------------------------------------
                                            Haris Tajyar
                                            Managing Partner

Agreed to and accepted as of the date above.

AZCO MINING,INC.


 By:
    ---------------------------------------
       Lawrence Olson
       Chairman, President and CEO